Exhibit 99.1

NEWS RELEASE

CTG IT Solutions and Services Segments Gross Margin

Improved 170 Basis Points to 30.7% in Second Quarter 2023,

Cegeka to Acquire CTG for $10.50 Per Share

•	Cegeka to acquire CTG for $10.50 per share in a cash transaction valued at approximately $170 million. See the separate press release issued earlier today that announced this transaction.

•	Software Engineering revenue in the second quarter of more than $30 million with gross margin of 32.7%

•	IT Solutions and Services segments represent 86% of total revenue in the second quarter, CTG’s highest level to date

•	IT Solutions and Services segments gross margin improved 170 basis points year-over-year

•	Revenue of $74.6 million reflected intentional disengagement of $15.1 million from non-strategic technology services business

•	Gross margin improved to 28.1%, or 420 basis points from the prior year

•	GAAP operating margin was 0.4% in second quarter; non-GAAP operating margin was 3.9%

•	Net loss was ($0.1) million, with a margin of (0.2)%; adjusted EBITDA was $3.7 million, with a margin of 4.9%

BUFFALO, N.Y., August 9, 2023 – CTG (Nasdaq: CTG) (“Company”), a leader in North America and Western Europe helping companies employ digital IT solutions and services to drive their productivity and profitability, today reported its financial results for the second quarter ended June 30, 2023.

Filip Gydé, CTG President and CEO, commented, “The sale of CTG to Cegeka is a testament to the significant efforts we have undertaken to drive our transformation strategy to make CTG a pure-play digital IT solutions provider. At CTG, our mission is to drive better, faster results for our clients with high-value digital transformation solutions. In Cegeka, we have found a partner that will enable us to accelerate this important work and we are confident that this transaction with Cegeka is the best outcome for our clients, employees, and shareholders. We are also pleased to have entered into this transaction with Cegeka, which delivers immediate value to our shareholders.”

“We continue to be encouraged by CTG’s successes this quarter, as we execute our strategy, win new engagements and deliver critical solutions for our clients amid the difficult macroeconomic environment,” Mr. Gydé continued. “We have now driven our digital solutions and services business mix to more than 85% of revenue, our highest level to date, and increased the gross margin in our IT Solutions and Services segments by 170 basis points from the prior year quarter. Our second quarter North America IT Solutions and Services segment, including the results of the Eleviant acquisition in late 2022, grew revenue nearly 28%, and achieved gross margins of 40.4%, up 560 basis points from a year ago. Overall, our gross margin in the quarter grew to 28.1%, the highest in company history.”

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

Consolidated Second Quarter 2023 Review (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Quarter Ended			Change 2022-2023		Change 2021-2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$74,588	$82,759	$92,164	$(8,171)	(9.9)%	$(9,405)	(10.2)%
GAAP Gross Profit	$20,995	$19,750	$20,379	$1,245	6.3%	$(629)	(3.1)%
GAAP Gross Margin	28.1%	23.9%	22.1%
GAAP Operating Income	$285	$3,173	$2,801	$(2,888)	(91.0)%	$372	13.3%
GAAP Operating Margin	0.4%	3.8%	3.0%
Non-GAAP Operating Income*	$2,923	$3,463	$2,966	$(540)	(15.6)%	$497	16.8%
Non-GAAP Operating Margin*	3.9%	4.2%	3.2%
GAAP Net Income (Loss)	$(130)	$2,040	$1,833	$(2,170)	(106.4)%	$207	11.3%
GAAP Net Margin	-0.2%	2.5%	2.0%
Non-GAAP Net Income*	$1,923	$2,252	$1,952	$(329)	(14.6)%	$300	15.4%
Non-GAAP Net Income Margin*	2.6%	2.7%	2.1%
Adjusted EBITDA*	$3,692	$4,224	$4,096	$(532)	(12.6)%	$128	3.1%
Adjusted EBITDA Margin*	4.9%	5.1%	4.4%

*	A reconciliation of GAAP to non-GAAP information is included in the financial tables below

•

The decrease in revenue reflects the Company’s continued business mix shift to more solutions and services-based business. As compared with the second quarter of 2022, the Company disengaged from $15.1 million in its lower-margin non-strategic technology services business.

•	The change in business mix and focus on digital solutions has led to significant improvements in gross margin over the past two years, increasing 600 basis points over that time.

•

As a percentage of revenue, selling, general and administrative (SG&A) expenses were 27.8% compared with 20.0% in the prior-year period. The increase was primarily due to increases in acquisition-related expenses from the Eleviant acquisition, costs associated with the new ERP implementation, severance, and non-recurring costs related to certain strategic initiatives.

•

Included in the GAAP net loss was $0.5 million of acquisition-related expenses, $0.4 million of ERP system implementation costs, $0.4 million of severance, and $0.8 million of non-recurring costs related to certain strategic initiatives, while the prior-year period included $0.2 million of acquisition expenses. Loss per diluted share was ($0.01) for the second quarter of 2023 compared with $0.13 for the second quarter of 2022. Excluding these expenses from both periods, non-GAAP earnings per diluted share were $0.13 compared with $0.15.

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

Second Quarter Segment Performance (unaudited)

IT Solutions and Services

NORTH AMERICA

($ in thousands)	For the Quarter Ended			Change 2022- 2023		Change 2021- 2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$25,997	$20,339	$16,762	$5,658	27.8%	$3,577	21.3%
Percent of total	34.8%	24.6%	18.2%
Gross profit	$10,512	$7,079	$6,074	$3,433	48.5%	$1,005	16.5%
Gross margin	40.4%	34.8%	36.2%
Contribution profit	$5,797	$3,547	$2,908	$2,250	63.4%	$639	22.0%
Contribution margin	22.3%	17.4%	17.3%

•

The significant growth in revenue and gross margins in North America IT Solutions and Services reflects continued strong contributions from the acquisition of Eleviant, organic growth of approximately 10%, and CTG’s enhanced focus on delivering digital transformation services.

EUROPE

($ in thousands)	For the Quarter Ended			Change 2022- 2023		Change 2021- 2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$38,393	$37,160	$44,054	$1,233	3.3%	$(6,894)	(15.6)%
Percent of total	51.5%	44.9%	47.8%
Gross profit	$9,243	$9,582	$10,748	$(339)	(3.5)%	$(1,166)	(10.8)%
Gross margin	24.1%	25.8%	24.4%
Contribution profit	$3,955	$4,727	$5,612	$(772)	(16.3)%	$(885)	(15.8)%
Contribution margin	10.3%	12.7%	12.7%

•	Europe IT Solutions and Services margins continue to reflect the impact of mandated salary increases at the beginning of the year that are being passed to clients throughout the year.

Non-Strategic Technology Services

($ in thousands)	For the Quarter Ended			Change 2022-2023		Change 2021- 2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$10,198	$25,260	$31,348	$(15,062)	(59.6)%	$(6,088)	(19.4)%
Percent of total	13.7%	30.5%	34.0%
Gross profit	$1,240	$3,089	$3,557	$(1,849)	(59.9)%	$(468)	(13.2)%
Gross margin	12.2%	12.2%	11.3%
Contribution profit	$867	$2,388	$2,239	$(1,521)	(63.7)%	$149	6.7%
Contribution margin	8.5%	9.5%	7.1%

•	Continued disengagement from Non-Strategic Technology Services is consistent with the Company’s long-term strategy. Revenue was also negatively impacted by challenging macroeconomic conditions.

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

Consolidated Year-to-Date Results

(unaudited)

($ in thousands)	For the Two Quarters Ended			Change 2022-2023		Change 2021-2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$152,790	$172,176	$189,293	$(19,386)	(11.3)%	$(17,117)	(9.0)%
GAAP Gross Profit	$41,130	$40,345	$41,146	$785	1.9%	$(801)	(1.9)%
GAAP Gross Margin	26.9%	23.4%	21.7%
GAAP Operating Income	$992	$6,372	$4,899	$(5,380)	(84.4)%	$1,473	30.1%
GAAP Operating Margin	0.6%	3.7%	2.6%
Non-GAAP Operating Income*	$5,031	$6,924	$5,708	$(1,893)	(27.3)%	$1,216	21.3%
Non-GAAP Operating Margin*	3.3%	4.0%	3.0%
GAAP Net Income	$185	$4,280	$3,341	$(4,095)	(95.7)%	$939	28.1%
GAAP Net Margin	0.1%	2.5%	1.8%
Non-GAAP Net Income*	$3,163	$4,691	$3,958	$(1,528)	(32.6)%	$733	18.5%
Non-GAAP Net Income Margin*	2.1%	2.7%	2.1%
Adjusted EBITDA*	$6,457	$8,555	$7,821	$(2,098)	(24.5)%	$734	9.4%
Adjusted EBITDA Margin*	4.2%	5.0%	4.1%

*	A reconciliation of GAAP to non-GAAP information is included in the financial tables below

Year-to-date Segment Performance (unaudited)

IT Solutions and Services

NORTH AMERICA

($ in thousands)	For the Two Quarters Ended			Change 2022- 2023		Change 2021- 2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$49,193	$40,773	$35,216	$8,420	20.7%	$5,557	15.8%
Percent of total	32.2%	23.7%	18.6%
Gross profit	$19,496	$13,941	$12,086	$5,555	39.8%	$1,855	15.3%
Gross margin	39.6%	34.2%	34.3%
Contribution profit	$9,984	$7,278	$5,763	$2,706	37.2%	$1,515	26.3%
Contribution margin	20.3%	17.9%	16.4%

EUROPE

($ in thousands)	For the Two Quarters Ended			Change 2022- 2023		Change 2021-2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$78,486	$79,638	$90,061	$(1,152)	(1.4)%	$(10,423)	-11.6%
Percent of total	51.4%	46.3%	47.6%
Gross profit	$18,567	$20,061	$21,965	$(1,494)	(7.4)%	$(1,904)	-8.7%
Gross margin	23.7%	25.2%	24.4%
Contribution profit	$8,227	$9,978	$11,346	$(1,751)	(17.5)%	$(1,368)	-12.1%
Contribution margin	10.5%	12.5%	12.6%

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

Year-to-date Segment Performance (continued)

Non-Strategic Technology Services

($ in thousands)	For the Two Quarters Ended			Change 2022-2023		Change 2021-2022
	Jun. 30, 2023	Jul. 1, 2022	Jul. 2, 2021	$	%	$	%
Revenue	$25,111	$51,765	$64,016	$(26,654)	(51.5)%	$(12,251)	(19.1)%
Percent of total	16.4%	30.0%	33.8%
Gross profit	$3,067	$6,343	$7,095	$(3,276)	(51.6)%	$(752)	(10.6)%
Gross margin	12.2%	12.3%	11.1%
Contribution profit	$2,331	$4,831	$4,462	$(2,500)	-51.7%	$369	8.3%
Contribution margin	9.3%	9.3%	7.0%

Balance Sheet and Cash Flow

Cash and cash equivalents were $19.1 million compared with $25.1 million at year-end 2022. Net cash used in operations was $4.6 million.

At the end of the second quarter of 2023, the Company had no amount outstanding on its revolving line of credit facility or any other long-term debt. Days sales outstanding were 86 in the second quarter of 2023 compared with 84 in the prior-year period.

Successfully Executing Strategy

CTG is a catalyst for digital transformation, helping IT and business leaders accelerate integration of digital technology into all areas of their operations to improve productivity, strengthen business processes, elevate internal controls, and increase value delivery to their customers. CTG’s strategy for growth is its transformation into a higher-performing, digital solutions-based business. The three key elements of its strategy are:

•

Becoming a global provider of digital IT solutions by capitalizing on the compelling digital transformation trend, leveraging the CTG brand built on reliability and results, and delivering solutions primarily to the energy, healthcare, finance, and manufacturing sectors.

•	Growing the team organically by adding highly qualified and experienced associates, employing innovative tools and methodologies, and making selective acquisitions.

•

Strengthening the Company’s margin profile by reducing delivery costs and changing the mix of business by disengaging from low margin IT staffing service support in its Non-Strategic Technology Services segment.

Fiscal 2023 Outlook

“Due to the rapid pace of change and continued uncertainty in the macroenvironment, we are withdrawing our full year 2023 guidance,” said John M. Laubacker, Chief Financial Officer. “We continue to execute our long-term strategy, including driving digital transformation with a software engineering focus for our clients, which we are confident will position CTG to enhance shareholder value.”

Conference Call and Webcast

Due to the pending purchase of CTG by Cegeka, CTG will not host its earnings call previously scheduled for today, August 9, 2023, at 11:00 am Eastern time.

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on integrating digital technology into all areas of its clients to improve their operations and increase their value proposition. CTG’s engagement in the digital transformation process drives improved data-driven decision-making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG operates in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Reconciliation of GAAP to non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, management uses non-GAAP financial measures for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and reflect the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. Also, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Forward-Looking Statements

This press release contains statements that constitute “forward looking statements,” including statements that express the opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results, including statements regarding the proposed acquisition of CTG by Cegeka (the “Proposed Acquisition”), in contrast with statements that reflect historical facts. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” or “expect,” “may,” “will,” “would,” “could,” “potential,” “intend,” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to Cegeka and CTG. However, these forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements.

Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, including, but not limited to, the ability of the parties to satisfy the closing conditions for the Proposed Acquisition on a timely basis or at all, including the possibility that a governmental agency may prohibit, delay, or refuse to grant approval for the consummation of the Proposed Acquisition; statements about the expected timetable for completing the Proposed Acquisition; uncertainties as to how many of CTG’s shareholders will tender their shares in the offer; the possibility that competing offers will be made; the occurrence of events that may give rise to a right of one or both of Cegeka and CTG to terminate the merger agreement; negative effects of the announcement of the Proposed Acquisition on the market price of CTG’s common stock and/or on it business, financial condition, results of operations, and financial performance (including the ability of CTG to maintain relationships with its customers, suppliers, and others with whom it does business); the effects of the Proposed Acquisition (or the announcement thereof) on CTG’s ability to retain and hire qualified professional staff and talent, including technical, sales and management personnel; competition for clients; the increased bargaining power of CTG’s large clients; the occurrence of cyber incidents and CTG’s ability to protect confidential client data; the partial or complete loss of the revenue CTG generates from its largest client, International Business Machines Corporation (IBM); the uncertainty of CTG’s clients’ implementations of cost reduction projects;

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

the mix of work at CTG between IT Solutions and Services and Non-Strategic Technology Services, and the risk of disengaging from Non-Strategic Technology Services; currency exchange risks; risks associated with CTG’s domestic and foreign operations, including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the conflict between Russian and Ukraine and recent developments in China, and volatility in the global credit and financial markets and economy; renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties; the impact of current and future laws and government regulations, as well as repeal or modification of such, affecting the IT solutions and services industry, taxes and CTG’s operations in particular; industry, economic, and political conditions, including fluctuations in demand for IT services; and consolidation among CTG’s competitors or clients. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the control of Cegeka and CTG and could cause actual results to differ materially. The forward-looking statements included in this press release are made only as of the date hereof. Cegeka and CTG do not undertake, and specifically decline, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

A further description of risks and uncertainties relating to CTG can be found in CTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and in other documents filed from time to time with the SEC by CTG and available at www.sec.gov and www.ctg.com.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski	Craig P. Mychajluk
Tel: +1 716 887 7368	Kei Advisors LLC	Kei Advisors LLC
	dpawlowski@keiadvisors.com	cmychajluk@keiadvisors.com
	Tel: +1 716 843 3908	Tel: +1 716 843 3832

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	June 30, 2023	July 1, 2022	July 2, 2021
Revenue	$74,588	$82,759	$92,164
Cost of services	53,593	63,009	71,785

Gross profit	20,995	19,750	20,379
Selling, general and admin. expenses	20,710	16,577	17,578

Operating income	285	3,173	2,801
Other expense, net	(364)	(385)	(256)

Income (loss) before income taxes	(79)	2,788	2,545
Provision for income taxes	51	748	712

Net income (loss)	$(130)	$2,040	$1,833

Net income (loss) per share:
Basic	$(0.01)	$0.14	$0.13

Diluted	$(0.01)	$0.13	$0.12

Weighted average shares outstanding:
Basic	14,832	14,419	13,845
Diluted	14,832	15,122	14,972

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Two Quarters Ended
	June 30, 2023	July 1, 2022	July 2, 2021
Revenue	$152,790	$172,176	$189,293
Cost of services	111,660	131,831	148,147

Gross profit	41,130	40,345	41,146
Selling, general and admin. expenses	40,138	33,973	36,247

Operating income	992	6,372	4,899
Other expense, net	(594)	(642)	(406)

Income before income taxes	398	5,730	4,493
Provision for income taxes	213	1,450	1,152

Net income	$185	$4,280	$3,341

Net income per share:
Basic	$0.01	$0.30	$0.24

Diluted	$0.01	$0.28	$0.22

Weighted average shares outstanding:
Basic	14,768	14,309	13,770
Diluted	15,399	15,050	14,958

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	June 30, 2023	December 31, 2022	July 1, 2022
Current Assets:
Cash and cash equivalents	$19,137	$25,140	$35,479
Accounts receivable, net	70,457	70,979	76,622
Other current assets	4,992	3,769	3,146

Total current assets	94,586	99,888	115,247

Property and equipment, net	5,725	5,061	4,376
Operating lease right-of-use assets	19,398	18,506	19,005
Cash surrender value	4,202	4,120	4,039
Acquired intangibles, net	12,210	12,943	6,219
Goodwill	36,245	35,998	18,104
Other assets	6,290	5,103	7,031

Total Assets	$178,656	$181,619	$174,021

Current Liabilities:
Accounts payable	$14,389	$14,254	$13,544
Accrued compensation	14,859	19,016	18,071
Operating lease liabilities	5,584	5,905	5,838
Other current liabilities	11,962	12,758	15,992

Total current liabilities	46,794	51,933	53,445

Long-term debt	—	—	—
Operating lease liabilities	13,686	12,466	13,030
Other liabilities	10,423	11,241	12,239
Shareholders’ equity	107,753	105,979	95,307

Total Liabilities and Shareholders’ Equity	$178,656	$181,619	$174,021

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Two Quarters Ended
	June 30, 2023	July 1, 2022	July 2, 2021
Net income	$185	$4,280	$3,341
Depreciation and amortization expense	1,755	1,400	1,685
Equity-based compensation expense	867	1,176	1,272
Other operating items	(7,412)	(4,022)	(6,349)

Net cash provided by (used in) operating activities	(4,605)	2,834	(51)
Net cash used in investing activities	(1,784)	(721)	(1,618)
Net cash provided by (used in) financing activities	8	(707)	(1,281)
Effect of exchange rates on cash and cash equivalents	378	(1,511)	(706)

Net decrease in cash and cash equivalents	(6,003)	(105)	(3,656)
Cash and cash equivalents at beginning of period	25,140	35,584	32,865

Cash and cash equivalents at end of period	$19,137	$35,479	$29,209

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

For reporting purposes, the Company discloses three segments, including IT Solutions and Services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America. The Company continues investing in business development, including solutions, sales, delivery, and recruiting to drive its digital transformation strategy in the North America and Europe IT Solutions and Services segments. The Company is not investing in its Non-Strategic Technology Services segment which includes lower margin staffing services. Contribution profit represents operational profit after consideration of expenses such as sales, solutions, delivery, and recruiting expenses.

	For the Quarter Ended June 30, 2023
	North America IT Solutions and Services	Europe IT Solutions and Services	Non-Strategic Technology Services
Revenue	$25,997	$38,393	$10,198
Cost of services	15,485	29,150	8,958

Gross profit	10,512	9,243	1,240
Gross margin	40.4%	24.1%	12.2%
Selling, solutions, delivery, and recruiting expenses	4,715	5,288	373

Contribution profit	$5,797	$3,955	$867

Contribution margin	22.3%	10.3%	8.5%

	For the Quarter Ended July 1, 2022
	North America IT Solutions and Services	Europe IT Solutions and Services	Non-Strategic Technology Services
Revenue	$20,339	$37,160	$25,260
Cost of services	13,260	27,578	22,171

Gross profit	7,079	9,582	3,089
Gross margin	34.8%	25.8%	12.2%
Selling, solutions, delivery, and recruiting expenses	3,532	4,855	701

Contribution profit	$3,547	$4,727	$2,388

Contribution margin	17.4%	12.7%	9.5%

	For the Quarter Ended July 2, 2021
	North America IT Solutions and Services	Europe IT Solutions and Services	Non-Strategic Technology Services
Revenue	$16,762	$44,054	$31,348
Cost of services	10,688	33,306	27,791

Gross profit	6,074	10,748	3,557
Gross margin	36.2%	24.4%	11.3%
Selling, solutions, delivery, and recruiting expenses	3,166	5,136	1,318

Contribution profit	$2,908	$5,612	$2,239

Contribution margin	17.3%	12.7%	7.1%

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Two Quarters Ended June 30, 2023
	North America IT Solutions and Services	Europe IT Solutions and Services	Non-Strategic Technology Services
Revenue	$49,193	$78,486	$25,111
Cost of services	29,697	59,919	22,044

Gross profit	19,496	18,567	3,067
Gross margin	39.6%	23.7%	12.2%
Selling, solutions, delivery, and recruiting expenses	9,512	10,340	736

Contribution profit	$9,984	$8,227	$2,331

Contribution margin	20.3%	10.5%	9.3%

	For the Two Quarters Ended July 1, 2022
	North America IT Solutions and Services	Europe IT Solutions and Services	Non-Strategic Technology Services
Revenue	$40,773	$79,638	$51,765
Cost of services	26,832	59,577	45,422

Gross profit	13,941	20,061	6,343
Gross margin	34.2%	25.2%	12.3%
Selling, solutions, delivery, and recruiting expenses	6,663	10,083	1,512

Contribution profit	$7,278	$9,978	$4,831

Contribution margin	17.9%	12.5%	9.3%

	For the Two Quarters Ended July 2, 2021
	North America IT Solutions and Services	Europe IT Solutions and Services	Non-Strategic Technology Services
Revenue	$35,216	$90,061	$64,016
Cost of services	23,130	68,096	56,921

Gross profit	12,086	21,965	7,095
Gross margin	34.3%	24.4%	11.1%
Selling, solutions, delivery, and recruiting expenses	6,323	10,619	2,633

Contribution profit	$5,763	$11,346	$4,462

Contribution margin	16.4%	12.6%	7.0%

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment and Vertical Market Trends (Unaudited)

Supplemental Financial Information

	For the Quarter Ended					Twelve Months Ended
	Jun. 2022	Sept. 2022	Dec. 2022	Mar. 2023	Jun. 2023	Jun. 2023
Revenue (in millions)
North America IT Solutions and Services	$20.339	$20.340	$22.924	$23.196	$25.997	$92.457
Europe IT Solutions and Services	37.160	33.258	37.035	40.093	38.393	148.779
Non-Strategic Technology Services	25.260	21.404	17.943	14.913	10.198	64.458

Total Revenue	$82.759	$75.002	$77.902	$78.202	$74.588	$305.694

Revenue in North America
Constant Currency (in millions)*
North America	$45.042	$41.501	$40.604	$37.859	$35.970	$155.934
Foreign Currency Impact	(0.028)	(0.016)	0.005	0.003	—

Total Revenue in Constant Currency (non-GAAP)	$45.014	$41.485	$40.609	$37.862	$35.970

Revenue in Europe
Constant Currency (in millions)*
Europe	$37.717	$33.501	$37.298	$40.343	$38.618	$149.760
Foreign Currency Impact	0.805	2.701	2.528	0.607	—

Total Revenue in Constant Currency (non-GAAP)	$38.522	$36.202	$39.826	$40.950	$38.618

Revenue By Geography
North America	54.4%	55.3%	52.1%	48.4%	48.2%	51.0%
Europe	45.6%	44.7%	47.9%	51.6%	51.8%	49.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue by Vertical Market
Healthcare	18%	19%	18%	19%	23%	20%
Financial Services	15%	15%	17%	18%	17%	16%
Manufacturing	15%	17%	16%	16%	14%	16%
Technology Service Providers	24%	22%	19%	16%	15%	18%
Energy	7%	6%	6%	6%	6%	6%
General Markets	21%	21%	24%	25%	25%	24%

Total	100%	100%	100%	100%	100%	100%

Operating Margins
GAAP Operating Margin	3.8%	3.0%	3.1%	0.9%	0.4%	1.9%
Non-GAAP Operating Margin	4.2%	4.0%	5.1%	2.7%	3.9%	3.9%

Other Information (in millions except Billable Days and EPS)
Billable Days	64	63	63	64	64	254
Net Income (Loss)	$2.040	$1.102	$1.227	$0.315	$(0.130)	$2.514
GAAP Diluted EPS	$0.13	$0.07	$0.08	$0.02	$(0.01)	$0.16
Non-GAAP Diluted EPS	$0.15	$0.11	$0.14	$0.08	$0.13	$0.46
Adjusted EBITDA (non-GAAP)	$4.2	$3.8	$4.8	$2.8	$3.7	$15.1

Balance Sheet Information (in millions except DSO)
Cash less Debt, Net	$35.5	$26.8	$25.1	$21.9	$19.1
Working Capital	$61.8	$44.5	$48.0	$49.0	$47.8
DSO	84	83	84	83	86

*	Constant Currency is measured by applying the current fiscal period’s average exchange rate to each of the prior periods

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes certain acquisition-related expenses, ERP system implementation costs, costs associated with severance and the evaluation of strategic alternatives. The acquisition-related expenses consist of due diligence costs, amortization of intangible assets, and changes in the value of earn-out payments upon achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Income

	For the Quarter Ended					Twelve Months Ended
(in millions)	Jun. 2022	Sept. 2022	Dec. 2022	Mar. 2023	Jun. 2023	Jun. 2023
GAAP Operating Income	$3.173	$2.253	$2.451	$0.707	$0.285	$5.696
Acquisition-related expenses	0.290	0.744	0.696	0.634	0.623	2.697
ERP system implementation costs	—	—	—	0.481	0.536	1.017
Severance	—	—	0.838	0.286	0.497	1.621
Non-recurring costs related to certain strategic initiatives	—	—	—	—	0.982	0.982

Non-GAAP Operating Income	$3.463	$2.997	$3.985	$2.108	$2.923	$12.013

Reconciliation of GAAP to non-GAAP Operating Margin

	For the Quarter Ended					Twelve Months Ended
	Jun. 2022	Sept. 2022	Dec. 2022	Mar. 2023	Jun. 2023	Jun. 2023
GAAP Operating Margin	3.8%	3.0%	3.1%	0.9%	0.4%	1.9%
Acquisition-related expenses	0.4%	1.0%	0.9%	0.8%	0.8%	0.9%
ERP system implementation costs	—	—	—	0.6%	0.7%	0.3%
Severance	—	—	1.1%	0.4%	0.7%	0.5%
Non-recurring costs related to certain strategic initiatives	—	—	—	—	1.3%	0.3%

Non-GAAP Operating Margin	4.2%	4.0%	5.1%	2.7%	3.9%	3.9%

Reconciliation of GAAP to non-GAAP Net Income (Loss)

	For the Quarter Ended					Twelve Months Ended
(in millions)	Jun. 2022	Sept. 2022	Dec. 2022	Mar. 2023	Jun. 2023	Jun. 2023
GAAP Net Income (Loss)	$2.040	$1.102	$1.227	$0.315	$(0.130)	$2.514
Acquisition-related expenses	0.212	0.510	0.435	0.419	0.485	1.849
ERP system implementation costs	—	—	—	0.317	0.417	0.734
Severance	—	—	0.524	0.189	0.387	1.100
Non-recurring costs related to certain strategic initiatives	—	—	—	—	0.764	0.764

Non-GAAP Net Income	$2.252	$1.612	$2.186	$1.240	$1.923	$6.961

Gross Margin Improves to 28.1% in the second quarter, highest in Company History

August 9, 2023

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

Reconciliation of GAAP to non-GAAP Diluted Earnings (Loss) per Share (EPS)

	For the Quarter Ended					Twelve Months Ended
	Jun. 2022	Sept. 2022	Dec. 2022	Mar. 2023	Jun. 2023	Jun. 2023
GAAP Diluted EPS	$0.13	$0.07	$0.08	$0.02	$(0.01)	$0.16
Acquisition-related expenses	0.02	0.04	0.03	0.03	0.03	0.13
ERP system implementation costs	—	—	—	0.02	0.03	0.05
Severance	—	—	0.03	0.01	0.03	0.07
Non-recurring costs related to certain strategic initiatives	—	—	—	—	0.05	0.05

Non-GAAP Diluted EPS	$0.15	$0.11	$0.14	$0.08	$0.13	$0.46

Reconciliation of Net Income (Loss) to Adjusted EBITDA (non-GAAP) includes earnings before interest (including amortization of deferred debt financing costs), taxes, depreciation and amortization, equity-based compensation, and other, which includes severance, ERP system implementation costs, acquisition-related expenses, and non-recurring costs related to certain strategic initiatives.

	For the Quarter Ended					Twelve Months Ended
(in millions)	Jun. 2022	Sept. 2022	Dec. 2022	Mar. 2023	Jun. 2023	Jun. 2023
Net Income (Loss)	$2.040	$1.102	$1.227	$0.315	$(0.130)	$2.514
Taxes	0.748	0.759	0.736	0.162	0.051	1.708
Interest	0.100	0.103	0.100	0.109	0.121	0.433
Depreciation and amortization	0.684	0.651	0.948	0.837	0.918	3.354
Equity-based compensation expense	0.603	0.693	0.694	0.345	0.522	2.254
Other	0.049	0.516	1.102	0.997	2.210	4.825

Adjusted EBITDA	$4.224	$3.824	$4.807	$2.765	$3.692	$15.088

Adjusted EBITDA Margin	5.1%	5.1%	6.2%	3.5%	4.9%	4.9%

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CTG news releases are available at www.ctg.com.

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